UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2011

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2011, the SPX Corporation (the “Company”) Board of Directors (the “Board”) elected Terry S. Lisenby as a director, with immediate effect.  Mr. Lisenby will stand for election as director at the Company’s 2011 Annual Meeting of Stockholders, for a term expiring at the Company’s 2013 Annual Meeting of Stockholders.

Mr. Lisenby will receive a retainer of $90,000 per annum for his service as a director. This is consistent with the Board action, effective January 1, 2010, which set the retainer for all non-employee directors at $90,000.  In addition, Mr. Lisenby will participate in the Company’s 2006 Non-Employee Directors’ Stock Incentive Plan, under which annual grants of 2,500 shares of restricted stock are currently made, divided into three equal tranches eligible for vesting over three calendar years, with the vesting of each tranche contingent on SPX stockholder return exceeding that of the S&P 500 for the measurement period. Restricted stock that does not vest within the three-year period is forfeited.  Directors receive dividends on the unvested portion of their stock only upon vesting of the stock.  Dividends will be forfeited if the restricted stock on which those dividends are paid does not vest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: January 10, 2011	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary and General Counsel